6:
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): May 21, 2004.

AirRover Wi-Fi Corp.
(Exact name of registrant as specified in its charter)

Delaware	33-19961	01-0623010
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5555 Hilton Avenue, Suite 207, Baton Rouge, Louisiana 70808
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (225) 923-1034

Form 8-K
Air-Q Wi-Fi Corporation
Item 2. Acquisition or Disposition of Assets.

On May 21, 2004, pursuant to a plan and agreement of reorganization, we acquired all of the outstanding capital stock of AirRover Networks, Inc., a Maryland corporation (“ARN”), by issuing a total of 206,000 shares of our common stock to the shareholders of ARN. In determining the number of shares of our common stock to be issued to the shareholders of ARN, our board of directors did not employ any standard valuation formula or any other standard measure of value. Rather, the number shares issued to the shareholders of ARN was determined through arm’s-length negotiations.

ARN owns and operates 10 Wi-Fi (wireless fidelity) hotspots through which it provides wireless Internet access to its customers. We intend to use ARN as the hub for our anticipated operations in the Northeastern United States.

Following the consummation of the acquisition of ARN, we entered into Wi-Fi Hotspot Development Agreements with four of the former principals of ARN. Under these development agreements, these persons will pursue locations in the Northeastern United States in which we will establish Wi-Fi hotspots.

Item 7. Financial Statements and Exhibits.
(a)	Exhibits:
Exhibit No.	Description
10.1	Plan and Agreement of Reorganization, dated May 13, 2004, between Registrant and the shareholders of AirRover Networks, Inc.
(b)	Financial Statements:
The financial statements required by this Item 7 will be filed within 60 days of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: June 4, 2004.	AIRROVER WI-FI CORP.

By:	/s/ DAVID LOFLIN
David Loflin President